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      As filed with the Securities and Exchange Commission on June 29, 2001
                                                   Registration Number 333-46940

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                             SOUTHTRUST CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                          63-0574085
 (State or Other Jurisdiction of                             (IRS Employer
 Incorporation or Organization)                           Identification No.)

           420 North 20th Street, Birmingham, Alabama 35203 (Zip Code)
                    (Address of Principal Executive Offices)


                             SOUTHTRUST 401(K) PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                                 ALTON E. YOTHER
                             SouthTrust Corporation
                              420 North 20th Street
                            Birmingham, Alabama 35203
                     (Name and Address of Agent For Service)

                                 (205) 254-5000
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:

                                  PAUL S. WARE
                         Bradley Arant Rose & White LLP
                           2001 Park Place, Suite 1400
                            Birmingham, Alabama 35203
                                 (205) 521-8624
                            ------------------------

                         CALCULATION OF REGISTRATION FEE


  Title of Each Class                                      Proposed Maximum        Proposed Maximum
     of Securities                    Amount to Be          Offering Price            Aggregate               Amount Of
   To Be Registered                    Registered              Per Share            Offering Price        Registration Fee
   ----------------                    ----------              ---------            --------------        ----------------
Common Stock, par value             5,000,000 shares            N/A (1)                N/A (1)                 N/A (1)
    $2.50 per share

(1) The proposed maximum offering price was calculated, and the fee was previously paid, in connection with the original filing of the Registration Statement on Form S-8 of the Company, which was effective upon filing on September 29, 2000.

                                EXPLANATORY NOTE

SouthTrust Corporation, a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-8, made effective on September 29, 2000 (the "Initial Registration"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 5,000,000 shares of common stock, $2.50 par value per share, of the Registrant (the "Common Stock"), that are issuable by the Registrant pursuant to the provisions of the SouthTrust 401(k) Plan (the "Plan"). All such shares of the Common Stock were registered in the Initial Registration. This amendment is being filed by the Registrant due to changes to the Plan which have been made effective after the effective date of the Initial Registration.


           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents incorporated by reference in Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference in the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Alton E. Yother, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number (205) 254-5000). The documents containing the information requested by Part I of Form S-8, the Annual Report on Form 10-K of SouthTrust Corporation for its latest fiscal year, and all reports, proxy statements and other communications distributed generally to the security holders of SouthTrust Corporation are available, without charge, to participants upon written or oral request to Alton E. Yother, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203 (telephone number (205) 254-5000).


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by SouthTrust Corporation (the "Registrant") are incorporated herein by reference and made a part hereof:

         (1) The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2000 (Commission File No. 001-14781).

         (2) The Quarterly Reports of the Registrant on Form 10-Q for the quarter ended March 31, 2001(Commission File No. 001-14781).

         (3) The description of the Common Stock of the Registrant appearing in the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-41823), under the caption "DESCRIPTION OF CAPITAL STOCK - Description of Common Stock," as filed on December 9, 1997 pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         All documents filed by the Registrant or the SouthTrust 401(k) Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities offered hereby has been passed upon by the firm of Bradley Arant Rose & White LLP, counsel to the Registrant. As of the date hereof, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially own approximately 3,100,000 shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation and the Restated Bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against


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
expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with any such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The General Corporation Law of Delaware also provides that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:


  4(a)     -      SouthTrust 401(k) Plan (Amended and Restated)

  4(b)     -      SouthTrust 401(k) Trust Agreement

*24(a)     -      Powers of Attorney (incorporated by reference to the
                  Registration Statement on Form S-8, Commission No. 333-46940, which was declared effective on September 29, 2000)

*   Incorporated by reference.

 ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent


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
                           no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 29, 2001.


                                        SOUTHTRUST CORPORATION


                          By: /s/ Wallace D. Malone, Jr.
                             ---------------------------------------------------
                                         Wallace D. Malone, Jr.
                                    Chairman of the Board, President
                                       and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                        Title                      Date


/s/ Wallace D. Malone, Jr.       Chairman of the Board,           June 29, 2001
-----------------------------    President, and Chief Executive
Wallace D. Malone, Jr.           Officer

/s/ Alton E. Yother              Secretary, Treasurer and         June 29, 2001
-----------------------------    Controller (Principal
Alton E. Yother                  Accounting and Financial
                                 Officer)

/s/ Julian W. Banton             Director                         June 29, 2001
-----------------------------
Julian W. Banton

                                 Director
-----------------------------
Allen J. Keesler, Jr.

*                                Director                         June 29, 2001
-----------------------------
Van L. Richey

                                 Director
-----------------------------
Carl F. Bailey

*                                Director                         June 29, 2001
-----------------------------
Rex J. Lysinger



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
*                                Director                         June 29, 2001
-----------------------------
John M. Bradford

                                 Director
-----------------------------
William C. Hulsey

*                                Director                         June 29, 2001
-----------------------------
H. Allen Franklin

*                                Director                         June 29, 2001
-----------------------------
William A. Coley

*                                Director                         June 29, 2001
-----------------------------
Donald M. James

                                 Director
-----------------------------
Judy M. Merritt

                                 Director
-----------------------------
Garry Neil Drummond


*By /s/ Alton E. Yother                                           June 29, 2001
   --------------------------
         Alton E. Yother
          Attorney in Fact


         Pursuant to the requirement of the Securities Act of 1933, the Trustee (or other persons who administer the employee Benefit Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 29, 2001.


                                       SOUTHTRUST 401(k) PLAN
                                       (AMENDED AND RESTATED)


                                       By: SOUTHTRUST BANK
                                             Its Trustee


                                  By:      /S/ JULIAN W. BANTON
                                      ------------------------------------------
                                         Julian W. Banton
                                         Its President


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
                                                               Index of Exhibits



         4(a)     -        SouthTrust 401(k) Plan (Amended and Restated)

         4(b)     -        SouthTrust 401(k) Trust Agreement




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